UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 20, 2008

Charlotte Russe Holding, Inc.

(Exact name of registrant as specified in charter)

Delaware	000-27677	33-0724325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4645 Morena Boulevard, San Diego, CA	92117
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (858) 587-1500

Not applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On July 21, 2008, Charlotte Russe Holding, Inc. (the “Company”) issued a press release reporting certain of its results of operations for the third quarter of fiscal 2008 ended June 28, 2008. A copy of this press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this item is being furnished pursuant to Item 2.02 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 20, 2008, Mark A. Hoffman retired as Director, President and Chief Executive Officer of the Company.

On July 20, 2008, the Company and Mark A. Hoffman entered into a severance agreement and release (the “Severance Agreement”), the terms of which differ from the severance terms in his employment agreement. The following description of the Severance Agreement is only a summary and is qualified in its entirety by reference to the Severance Agreement. A copy of the Severance Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference. Mr. Hoffman’s employment agreement was previously filed.

Under the Severance Agreement, Mr. Hoffman will receive 100% of his current salary for one year following his separation. Mr. Hoffman will receive his salary, at regular pay cycle intervals, through the twelve month anniversary of the separation date. He will also receive a one-time lump sum cash payment of $186,875 payable during the first full week of January 2009 and will be reimbursed up to $18,000 in cash for professional fees incurred by Mr. Hoffman in connection with the Severance Agreement. In addition, Mr. Hoffman will receive medical insurance coverage commensurate with that provided under the Company’s Retirement Benefit Program, subject to set off against medical coverage provided by future employers. Vesting of stock options to purchase 33,667 shares of the Company’s Common Stock (the “Common Stock”) held by Mr. Hoffman was accelerated in full such that Mr. Hoffman held fully vested stock options to purchase 137,667 shares of Common Stock as of July 20, 2008 and the exercisability of such options was extended through March 16, 2009. Vesting was also accelerated in full as of July 20, 2008 with respect to 6,000 shares of restricted stock held by Mr. Hoffman.

The Severance Agreement includes an affirmation by Mr. Hoffman of the nonsolicitation, nondisclosure and related covenants in his employment agreement. Mr. Hoffman agreed that for one year after the date of his separation, he will not acquire any equity securities of the Company, offer to enter into any change of control of the Company, make any solicitation of proxies to vote any securities of the Company, or propose or disclose any request for consent of any of the foregoing. The Severance Agreement also includes a release by Mr. Hoffman of the Company, its affiliates and their directors, officers and employees from any claims that he may have against any of them.

On July 21, 2008, the Company issued a press release announcing the naming of Leonard H. Mogil, a Director of the Company and the Chairman of its Audit Committee, as interim Chief Executive Officer, effective immediately, while the Board of Directors of the Company (the “Board”) conducts a search for a permanent replacement. Mr. Mogil will relinquish his Audit Committee membership during his tenure as interim Chief Executive Officer. A copy of this press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Mr. Mogil, aged 62, has served as a member of the Board since August 2001. Before joining the Board, he held executive positions with the Phillips-Van Heusen Corporation from 1989 until his retirement in August 2001 from the position of Group Executive Vice President of Retail Operations. Mr. Mogil began his professional career at the accounting firm of Touche Ross & Co., where he became a Certified Public Accountant. He held executive positions at various commercial and retail organizations, including Gertz Department Stores, Block’s Department Stores and Joske’s of Texas before joining Phillips-Van Heusen.

On July 20, 2008, the Company and Mr. Mogil executed an employment agreement (the “Employment Agreement”) that was approved by the Compensation Committee and ratified by the Board of Directors.

The following description of the Employment Agreement is only a summary and is qualified in its entirety by reference to the Employment Agreement attached hereto as Exhibit 10.2 and incorporated herein by reference.

Position	• Interim Chief Executive Officer

Term	• At-will (no term)

Salary	• $780,000 annual base salary

Equity

•        Stock options (the “Options”) to purchase a number of shares of Common Stock, rounded to the nearest 500, such that the Black-Scholes value of the Options shall be equal to $487,500, granted on the start date of July 21, 2008 at the closing price of the Common Stock on the NASDAQ Global Select Market on the start date, vesting monthly in equal installments over a twelve month period, and exercisable following termination of employment for the longer of (i) three months and (ii) the period that Mr. Mogil continues to serve as a director of the Company and the applicable period following cessation as a director as applies to the grant of options to non-employee directors of the Company.

•        A number of shares of restricted Common Stock (“Restricted Stock”), rounded to the nearest 500, such that the value of the Restricted Stock shall be equal to $487,500, granted on the start date of July 21, 2008, and vesting monthly in equal installments over a twelve month period.

Severance for Termination without “Cause” before six month anniversary of Start Date

•        Upon termination by the Company without cause before the sixth month anniversary of the start date and subject to release of claims, (i) Salary, at regular pay cycle intervals, through six month anniversary of the start date; (ii) accelerated vesting of that portion of Options that would have vested as of the end of the sixth month anniversary of the start date; and (iii) accelerated vesting of that portion of shares of Restricted Stock that would have vested as of the end of the sixth month anniversary of the start date

Other Terms

•        Benefits, including a housing allowance, car allowance and travel expenses, as described in more detail in Section 4 of the Employment Agreement.

•        Tax equalization payments (on a grossed up basis), as described in more detail in Sections 4, 19 and 20 of the Employment Agreement.

Covenants	• Includes confidentiality, non-disparagement, and one year non-solicitation of employees following termination of employment.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

10.1	Severance Agreement by and between the Company and Mark A. Hoffman, dated July 20, 2008.

10.2	Employment Agreement by and between the Company and Leonard H. Mogil, dated July 20, 2008.

99.1	Press Release dated July 21, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARLOTTE RUSSE HOLDING, INC.

Date: July 21, 2008	By:	/s/ Jennifer Salopek
Jennifer Salopek
Chairman of the Board